EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-127719; 333-127718; 333-126234; 333-98669, 333-87507, 33-61949, 33-52786, 33-36609, and 33-23837 of A.G. Edwards, Inc. on Form S-8 of our reports dated April 27, 2007, relating to the consolidated financial statements and financial statement schedule of A.G. Edwards, Inc. and subsidiaries and management’s report of the effectiveness of internal control over financial reporting (which reports on the consolidated financial statements and financial statement schedule each expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, in fiscal year 2006, of Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared-Based Payment,” and, the change in accounting policy for the recognition of equity awards granted to retirement-eligible employees effective fiscal year 2007, and the retrospective adjustment to the fiscal year 2006 consolidated financial statements for the change), appearing in this Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 28, 2007.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 27, 2007